Exhibit 10.1

OFFICE LEASE

by and between

T-C 33 ARCH STREET LLC

a Delaware limited liability company

(“Landlord”)

and

JUNIPER PHARMACEUTICALS, INC.

a Delaware corporation

(“Tenant”)

Dated as of

October 15, 2015

TABLE OF CONTENTS

LEASE OF PREMISES		1
BASIC LEASE PROVISIONS		1
STANDARD LEASE PROVISIONS		5
1.	TERM	5
2.	BASE RENT AND SECURITY DEPOSIT	7
3.	ADDITIONAL RENT	9
4.	IMPROVEMENTS AND ALTERATIONS	16
5.	REPAIRS	19
6.	USE OF PREMISES	20
7.	UTILITIES AND SERVICES	23
8.	INSURANCE	27
9.	FIRE OR CASUALTY	31
10.	EMINENT DOMAIN	32
11.	ASSIGNMENT AND SUBLETTING	33
12.	DEFAULT	37
13.	ACCESS; CONSTRUCTION	42
14.	BANKRUPTCY	44
15.	INTENTIONALLY OMITTED	44
16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES	44
17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY	46
18.	PARKING; COMMON AREAS	47
19.	MISCELLANEOUS	48

LIST OF EXHIBITS

Exhibit A-1	Floor Plan(s)

Exhibit A-2	Legal Description of the Land

Exhibit B	Cleaning Specifications

Exhibit C	Intentionally Omitted

Exhibit D	Form Tenant Estoppel Certificate

Exhibit E	Tenant’s Commencement Letter

-i-

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made between T-C 33 Arch Street LLC, a Delaware limited liability company (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land.

BASIC LEASE PROVISIONS

1.	Tenant:	JUNIPER PHARMACEUTICALS, INC. (“Tenant”)

2.	Building:	33 Arch Street Boston, Massachusetts 02110

3.	Description of Premises:	Suite 3110 comprising approximately 7,050 rentable square feet on the thirty-first (31st) floor of the Building.

The Premises do not include the area above dropped ceilings, below the upper surface of floor slabs or the areas outside of the inner surface of walls and plate glass (the areas above dropped ceilings and outside the inner surface of interior walls are referred to in this Lease as “Installation Areas”.

	Rentable Area:	Approximately 7,050 rentable square feet

603,309 rentable square feet (subject to Paragraph 18)

Rentable Area of Building:

4.	Tenant’s Proportionate Share:	1.169% (7,050 rsf/ 603,309 rsf) (See Paragraph 3)

5.	Base Rent:	(See Paragraph 2)

	Rent Commencement Date – Month 15:	$430,050.00 per year ($61.00/square foot of Rentable Area/annum, payable in monthly installments of $35,837.50

	Month 16-27:	$437,100.00 per year ($62.00/square foot of Rentable Area/annum, payable in monthly installments of $36,425.00

	Month 28-39:	$444,150.00 per year ($63.00/square foot of Rentable Area/annum, payable in monthly installments of $37,012.50

6.	Installment of Rent and Anticipated Additional Rent Payable Upon Execution:	$35,837.50

7.	Security Deposit Payable Upon Execution:	$107,512.50, in cash (See Paragraph 2(c)

8.	Base Year for Operating Expenses:	Calendar year 2016 (See Paragraph 3)

	Base Year for Real Estate Taxes:	Calendar Year 2016 (See Paragraph 3)

9.	Term:	The period commencing on the Commencement Date and ending at midnight on the last day of the 36th full calendar month following the Rent Commencement Date (See Paragraph 1)

10.	Commencement Date:	The later to occur of (a) November 1, 2015 and (b) the date that Landlord substantially completes Landlord’s Work. (See Paragraph 1)

11.	Rent Commencement Date:	The date that is three (3) months after the Commencement Date. (See Paragraph 1).

12.	Estimated Termination Date:	January 31, 2019

13.	Broker(s) (See Paragraph 19(k))

	Landlord’s Broker:	CBRE-N.E. Partners, L.P.

	Tenant’s Broker:	Avison Young

14.	Number of Parking Spaces:	Three (3) parking spaces on the terms described in Paragraph 18.

15.	Address for Notices:

	To: TENANT:	To: LANDLORD:

	Prior to occupancy of the Premises:	Office of the Building:

	4 Liberty Square	33 Arch Street
	Fourth Floor Boston,	Boston, Massachusetts 02110
	MA 02109	Attention: General Manager
Attention: Chief Financial Officer

With a copy to:

16.	After occupancy of the Premises: 33 Arch Street Suite 3110 Boston, MA 02110 Attention: Chief Financial Officer	T-C 33 Arch Street LLC c/o Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017 Attn: Laura M. Palombo, Senior Director

17.	Address for Payment of Rent:	All payments payable under this Lease shall be sent to Landlord at: Office of the Building 33 Arch Street Boston, Massachusetts 02110

Or to such other address as Landlord may designate to Tenant from time to time in writing.

18.	Guarantor:	None

19.	Tenant Improvement Allowance:	None. (See Paragraph 4(a)).

20.	The “State”:	The Commonwealth of Massachusetts.

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraph 1 through Paragraph 19 which follow) and Exhibits A-1 through Exhibit A-2 and Exhibits B through Exhibit E, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS

1. TERM

(a) The Term of this Lease shall commence on the Commencement Date (as defined in Item 10 of the Basic Lease Provisions) and the Rent (defined below) shall commence on the Rent Commencement Date (as defined in Item 11 of the Basic Lease Provisions). Unless earlier terminated in accordance with the provisions hereof, the Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Term referred to in Item 9 of the Basic Lease Provisions, subject to any early termination thereof and the “Expiration Date” shall be the last day of the Lease Term. Unless Landlord is terminating this Lease prior to the Termination Date (as defined in Item 12 of the Basic Lease Provisions) in accordance with the provisions hereof, Landlord shall not be required to provide notice to Tenant of the Expiration Date. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease.

(b) The Premises will be delivered to Tenant on the Commencement Date. If the Commencement Date is delayed, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding anything to the contrary herein, if Landlord has not delivered the Premises to Tenant with Landlord’s Work substantially complete on or before February 1, 2016, as such date shall be extended for any delay in Landlord’s Work caused by Force Majeure (except that any such extension due to Force Majeure shall not exceed sixty (60) days) or Tenant’s acts or omissions, then Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within five (5) business days after such date (as it may be extended). If Tenant shall timely elect to terminate this Lease, neither party shall have any further liability hereunder and Landlord shall promptly return to Tenant the Security Deposit and any prepaid Rent. Tenant shall be permitted access to the Premises prior to the Commencement Date for measurements and installing cabling, and Landlord shall cooperate in permitting access at reasonable times, provided that such access will not adversely affect the performance of Landlord’s Work (as defined in Paragraph 4(a) below).

(c) Upon Landlord’s preparation and delivery to Tenant of Tenant’s Commencement Letter in the form of Exhibit E attached hereto (the “Commencement Letter”), Tenant shall acknowledge the same by executing a copy and shall return it to Landlord. If Tenant fails to sign and return the Commencement Letter to Landlord within ten (10) days of its receipt from Landlord, the Commencement Letter as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Commencement Letter. Failure of Landlord to send the Commencement Letter shall have no effect on the Commencement Date.

(d) Provided that, at the time of such exercise, (i) this Lease is in full force and effect, and (ii) no event of default shall have occurred and be continuing (either at the time of exercise or at the commencement of the Extended Term), and (iii) Tenant shall be in occupancy of the entire Premises for the conduct of its business and shall not have assigned this Lease or sublet more than thirty-three percent (33%) of the Premises (any of which conditions described in clauses (i), (ii), and (iii) may be waived by Landlord at any time in Landlord’s sole discretion),

Tenant shall have the right and option to extend the Term of this Lease for one (1) extended term (the “Extended Term”) of three (3) years by giving written notice to Landlord not later than nine (9) months and not sooner than twelve (12) months prior to the expiration date of the Term. The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the original Term and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall commence on the day immediately succeeding the expiration date of the original Term and shall end on the day immediately preceding the third (3rd) anniversary of the first day of the Extended Term. The Extended Term shall be on all the terms and conditions of this Lease, except: (w) during the Extended Term, Tenant shall have no further option to extend the Term, (x) the Base Rent for the Extended Term shall be the Fair Market Rental Value of the Premises as of the commencement of the Extended Term, taking into account all relevant factors, determined pursuant to Paragraph 1(e) below, (y) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s occupancy during the Extended Term and Landlord shall not be required to provide any work allowance or reimburse Tenant for any alterations made or to be made by Tenant, or to grant Tenant any rent concession, and (z) the Base Operating Expenses and the Base Real Estate Taxes under this Lease for the Extended Term will be the Operating Expenses and Real Estate Taxes, respectively, for the calendar year in which the commencement of the Extended Term occurs. The Rentable Area of the Building and the Premises is subject to adjustment by Landlord at the commencement of an Extended Term to reflect any remeasurement thereof by Landlord’s architect or space planner after the date hereof and prior to the determination of Fair Market Rental Rate for such Extended Term.

(e) Promptly after receiving Tenant’s notice extending the Term of this Lease pursuant to Paragraph 1(d) above, Landlord shall provide Tenant with Landlord’s good faith estimate of the Fair Market Rental Value (as defined below) of the Premises for the upcoming Extended Term. If Tenant is unwilling to accept Landlord’s estimate of the Fair Market Rental Value as set forth in Landlord’s notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, then either party may submit the determination of the Fair Market Rental Value of the Premises to arbitration by giving notice to the other party naming the initiating party’s arbitrator within ten (10) days after the expiration of such thirty (30)-day period. Within fifteen (15) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party’s arbitrator. If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the Fair Market Rental Value of the Premises shall be determined by the initiating party’s arbitrator. If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party’s notice of appointment of the second arbitrator, appoint a third arbitrator. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Boston office of JAMS, Inc., or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction. The Fair Market Rental Value of the Premises for the Extended Term shall be determined by the method commonly known as Baseball Arbitration, whereby Landlord’s selected arbitrator and Tenant’s selected arbitrator shall each set forth its respective determination of the Fair Market Rental Value of the Premises, and the third arbitrator must select one or the other (it being understood that the third arbitrator shall be expressly prohibited from selecting a compromise figure). Landlord’s selected arbitrator and Tenant’s selected arbitrator shall deliver their determinations of the Fair Market Rental Value of the Premises to the third arbitrator within five (5) Business Days of the appointment of the third arbitrator and the third arbitrator shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Fair Market Rental Value of the Premises. The third arbitrator’s decision shall be binding on both Landlord and Tenant. All arbitrators shall be commercial real estate brokers who are independent from the parties and who have had at least ten (10) years experience in comparable buildings in the Financial District of Boston. Each party shall pay the fees of it’s own arbitrator, and the fees of the third arbitrator shall be shared equally by the parties. In the event Tenant initiates the aforesaid arbitration process and as of the commencement of the Extended Term the amount of the Base Rent for the Extended Term has not been determined, Tenant shall pay the amount determined by Landlord for the Premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the commencement of the Extended Term if necessary. In the event that such determination shall result in an overpayment by Tenant of any Base Rent, such overpayment shall be paid by Landlord to Tenant promptly after such determination has been made, and if such determination shall result in an underpayment by Tenant of any Base Rent, Tenant shall pay any such amounts to Landlord promptly following such determination. As used in this Lease, the term “Fair Market Rental Value” shall mean the fixed rents that Landlord and other owners have agreed to accept, and sophisticated nonaffiliated tenants have agreed to pay, for terms commencing contemporaneously with the Extended Term in the Building and in comparable buildings in the Financial District of Boston, in current arms-length, nonequity (i.e., not being offered equity in the building), transactions for comparable space (in terms of condition, improvements, floor location, view and floor height) of a comparable size, for a term equal to the applicable Extended Term and taking into account all other relevant factors.

2. BASE RENT AND SECURITY DEPOSIT

(a) Tenant agrees to pay with respect to each calendar month (and proportionately on a per diem basis for any partial calendar month of the Lease Term) from and after the Rent Commencement Date as Base Rent (“Base Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions.

(b) Except as expressly provided to the contrary in this Lease, Base Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, except as expressly provided herein, commencing on the Rent Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Base Rent and Tenant’s Proportionate Share of Operating Expenses shall be payable upon Tenant’s execution of this Lease and shall be credited against the Rent next coming due. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Base Rent, in the same manner as if delivery had occurred on the Commencement Date.

(c) Simultaneously with the execution of this Lease, Tenant has paid or will pay Landlord the security deposit (the “Security Deposit”) in Item 7 of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant, if applicable. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.

If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the restoration of the Premises upon the termination of this Lease, or the payment of amounts which Landlord may be entitled to recover pursuant to the terms hereof, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder, including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages.

If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit within five (5) business days to the appropriate amount, as determined hereunder. If Tenant shall fully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Lease Term; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full and Tenant has surrendered the Premises in accordance with the provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the act or omission of Tenant or any Tenant Affiliates (as defined in Paragraph 6(f)(i) below).

On the first (1st) anniversary of the Commencement Date, provided that Tenant is not then in default under this Lease and Tenant has not previously been in default, the amount of the Security Deposit shall be reduced to $71,675.00. Provided that the foregoing conditions have been satisfied, Landlord shall promptly return $35,837.50 to Tenant and the remaining amount of the Security Deposit shall remain in effect at all times during the remainder of the Term.

(d) The parties agree that for all purposes hereunder the Premises and the Building shall be stipulated to contain the number of square feet of Rentable Area respectively described in Item 3 of the Basic Lease Provisions.

(e) Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as otherwise expressly provided in this Lease. The provisions for payment of Operating Expenses by means of periodic payment of Tenant’s Proportionate Share of estimated Operating Expenses and the year end adjustment of such payments are intended to pass on to Tenant and reimburse Landlord for Tenant’s Proportionate Share of all costs and expenses of the nature described in Paragraph 3 of this Lease.

3. ADDITIONAL RENT

(a) If Operating Expenses (defined below) for the Land and Building for any calendar year during the Lease Term exceed Base Operating Expenses (defined below), Tenant shall pay to Landlord, concurrent with each installment of Base Rent as additional rent (together with all other amounts payable under this Lease, “Operating Expenses Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of such excess (“Operating Expenses Excess”). If Real Estate Taxes (defined below) for the Land and Building for any calendar year during the Lease Term exceed Base Real Estate Taxes (defined below), Tenant shall pay to Landlord as additional rent (“Taxes Additional Rent”) an amount equal to Tenant’s Proportionate Share of such excess (“Taxes Excess”). The term “Additional Rent” shall mean, collectively, the Operating Expenses Additional Rent and Taxes Additional Rent.

(b) “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant’s Proportionate Share represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area for lease to third parties in the Building, as determined by Landlord pursuant to Paragraph 18.

(c) “Base Operating Expenses” means all Operating Expenses incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year for Operating Costs in Item 8 of the Basic Lease Provisions. The term “Base Real Estate Taxes” shall mean all Real Estate Taxes incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year for Real Estate Taxes in Item 8 of the Basic Lease Provisions.

(d) “Operating Expenses” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Land and Building during or allocable to the Lease Term, including without limitation, the cost of services and utilities (including taxes and other charges incurred in connection therewith) provided to the Premises (other than those separately metered utilities for which Tenant is responsible under this Lease), the Building or the Land, including, without limitation, water, power, gas, sewer, waste disposal, telephone and cable television facilities, fuel, supplies, equipment, tools, materials, service contracts, janitorial service, waste and refuse disposal, window cleaning, maintenance and repair of sidewalks and Building exterior and services areas, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, wind, hurricane, earthquake, terrorism, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and property/casualty coverage insurance for the Land and/or Building and such other insurance as is carried by Landlord in its discretion, and the deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Land and/or Building; any association assessments, costs, dues and/or expenses relating to the Land and/or Building; personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Land and/or Building; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Building; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Land and/or Building, except as excluded below; a property management fee in an annual amount not to exceed the greater of the then market rate for such services or five percent (5%) of gross revenue from the Building (which fee may be imputed on a reasonable basis if Landlord has internalized, management or otherwise acts as its own property manager); the maintenance of any easements or ground leases benefiting the Land and/or Building, whether by Landlord or by an independent contractor; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable law not in effect as of the Date of this Lease, for any reason, including capital improvements, whether capitalized or expensed for accounting or tax purposes, and the cost of any capital improvements made to the Land or Building by Landlord which are intended to effect economies in the operation or maintenance of the Land or building, reduce future Operating Expenses, enhance the safety or, security of the Land or Buildings or its occupants or reduce the environmental impact of the Building (provided that with respect to all such costs which are capital in nature there shall be included in any calendar year only the amount of the straight-line amortization of such cost over the lesser of (A) the useful life of the associated item and (B) the Payback Period (as hereinafter defined), together in either case with interest thereon at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of funding such improvements); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance and repair (to include the replacement of components which are in the nature of repairs as hereinafter described) and other mechanical and electrical systems repair and maintenance (including the replacement of components of the systems which are in the nature of repairs and are not required to be considered capital expenses under first class office building accounting standards even if such item might be classified as a capital expenditure under generally accepted accounting principles (by way of example, a fan motor in an HVAC distribution box might be a capital expense under generally accepted accounting principles but would be considered as a repair under first class office building accounting standards as in use by the Building)); sign maintenance; and Common Area (defined below) repair, resurfacing, operation and maintenance; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, and the cost of providing security services, if any, deemed appropriate by Landlord from time to time. “Payback Period” means the period of time that Landlord reasonably estimates it will take for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.

The following items shall be excluded from Operating Expenses:

(i) leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Building for tenants or prospective tenants of the Building;

(ii) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(iii) Landlord’s costs of any services provided to tenants to the extent Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rent and Operating Expenses payable under the lease with such tenant or other occupant;

(iv) any depreciation or amortization of the Building or any personal property contained therein;

(v) costs incurred due to a violation of Law (defined below) by Landlord relating to the Land or Building;

(vi) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money, except as expressly permitted herein;

(vii) repairs or other work occasioned by fire, windstorm or other work to the extent paid for through insurance or condemnation proceeds (excluding any deductible), or that would have been paid had Landlord maintained the insurance that Landlord is required to maintain hereunder; and

(viii) legal fees and expenses or other professional or consulting fees and expenses incurred for (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against any other specific tenant relating solely to the collection of rent or other sums due to Landlord from such tenant; (iv) the purchase or sale of the Building or (v) negotiating or enforcing any ground lease related to all or any portion of the Land, or (vi) litigating or resolving disputes;

(ix) except as expressly set forth above in this Paragraph 3(d), the cost of alterations, additions, capital improvements, equipment replacements and other items which under generally accepted accounting principles are properly classified as capital expenditures; it being further understood and agreed to by the parties that, with respect to capital expenditures for the purpose of reducing Operating Expenses, the annual amortization to be included in Operating Expenses shall not exceed Landlord’s reasonable estimate of the annual savings realized by such capital expenditures;

(x) ground rent;

(xi) repairs necessitated by the negligence or willful misconduct of Landlord;

(xii) compensation paid to officers, executives or employees above the level of building manager (however titled) of Landlord and/or Landlord’s property manager;

(xiii) overtime HVAC costs or excess electricity costs that are separately charged to Building tenants, including without limitation Tenant;

(xiv) operating expenses which are individually responsibility of Tenant or of other tenants and the cost of performing additional services that are separately charged to Building tenants, including without limitation Tenant;

(xv) any amounts payable by Landlord as a result of Landlord’s failure to perform its obligations on a timely basis, or by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of Operating Expenses;

(xvi) any costs representing an amount paid for services or materials to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or corporation;

(xvii) the cost of overtime or other expenses to Landlord in curing its defaults;

(xviii) income and franchise taxes of Landlord;

(xix) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(xx) attorneys’ fees and other costs and expenses awarded to any tenant pursuant to any lease, or incurred as a result of Landlord’s failure to maintain any insurance required of Landlord under this Lease or any other lease;

(xxi) costs associated with the operation of the legal entity which constitutes the Landlord or persons or entities which constitute or are affiliated with the Landlord or its partners or members, as such costs are separate and apart from costs associated with the operation of the Building, including legal entity formation, internal entity accounting and internal legal matters;

(xxii) reserves;

(xxiii) capital expenses, except as otherwise included above in this Paragraph 3;

(xxiv) costs of environmental testing, compliance and remediation, other than as incurred in order to perform Landlord’s maintenance and repair obligations at the Property in compliance with applicable Laws regarding Hazardous Materials;

(xxv) advertising expenses; and

(xxvi) political or charitable contributions.

(e) “Real Estate Taxes”. Any form of assessment, license fee, license tax, business license fee, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises, Building or the Land. Real Estate Taxes shall also include, without limitation:

(i) any hereafter adopted assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the ad valorem real property taxes. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Real Estate Taxes” for the purposes of this Lease;

(ii) any assessment tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(iii) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises and any business improvement district assessments or charges, or PILOT (i.e., payments in lieu of taxes payments);

(iv) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Land is a part; and/or

(v) any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Real Estate Taxes, provided however, if Landlord receives a refund of any Real Estate Taxes paid in part by Tenant with respect to any period of time during the Term, whether through abatement proceedings or otherwise, provided that Tenant is not then in default, Landlord shall pay

Tenant, or credit against remaining Additional Rent in the Term, Tenant’s Proportionate Share of such refund, after deducting such costs and expenses from the total refund (prior to allocating Tenant’s Proportionate Share of same).

(f) Operating Expenses for any calendar year during which actual occupancy of the Building is less than ninety-five percent (95%) of the Rentable Area of the Building shall be appropriately adjusted to reflect ninety-five percent (95%) occupancy of the existing Rentable Area of the Building during such period. In determining Operating Expenses, if any services or utilities are separately charged to tenants of the Building or others, Operating Expenses shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Building operating hours. Operating Expenses for the Tenant’s Base Year for Operating Expenses (as defined in Item 8 of the Basic Lease Provisions) shall not include Operating Expenses attributable to temporary market-wide labor-rate increases and/or utility rate increases due to extraordinary circumstances, including, but not limited to Force Majeure, conservation surcharges, boycotts, embargoes, or other shortages. In no event shall the components of utilities for any calendar year related to electrical costs be less than the components of electrical costs in the Base Year for Operating Expenses. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis reasonably determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3. Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Expenses in any reasonable manner, provided that in all cases the allocation and proration is handled the same way in the Base Operating Expense and in Base Real Estate Taxes as in subsequent years (with modifications as necessary to reflect any change associated with Fair Market Rental Rate in Extension Period(s), if any). Without limiting the generality of the foregoing, Landlord shall have the right, from time to time, to reasonably and equitably allocate and prorate some or all of the Operating Expenses among different tenants to reflect the portion of particular Operating Expenses incurred for such tenants (the “Cost Pools”), adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are allocated. Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the Building. In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Expenses) to be on a common or shared basis to both the Building (i.e., the area with respect to which Operating Expenses are determined) and adjacent areas not included within the Land and Building, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Building is determined on an arms-length basis or some other basis reasonably determined by Landlord reflecting a reasonable allocation of the amenities, services, or utilities provided to the Building.

(g) Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant’s Proportionate Share of Operating Expenses Excess and/or Taxes Excess, if any, for the Building and/or the Land for the ensuing year. Tenant shall pay such estimated amount to

Landlord in equal monthly installments, in advance on the first day of each month, concurrent with each payment of Base Rent. Landlord shall use reasonable efforts to furnish to Tenant, within one hundred twenty (120) days after the end of each calendar year, a statement, indicating in reasonable detail the excess or shortfall of (i) Operating Expenses over Base Operating Expenses for such period, (ii) Real Estate Taxes over Base Real Estate Taxes for such period, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such excess or shortfall as indicated by such annual statement. Such statement shall constitute an account stated, subject to the provisions of subparagraph 3(i) below. Any payment due Landlord shall be payable by Tenant within thirty (30) days after demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(g) or refunded to Tenant, if requested by Tenant.

(h) Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property, Alterations, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any business, professional, or occupational license fees. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Land and Building is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

(i) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of Operating Expenses Excess and/or Taxes Excess shall not constitute a waiver of its right to require an increase in Rent, or in any way impair the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3, Tenant, an officer of Tenant or Tenant’s certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm or any other person to audit Landlord as set forth under this Paragraph who is compensated of paid for such audit on a contingency basis and (b) in the event Tenant hires or employs an independent certified public accountant to perform such audit, Tenant shall provide Landlord with a copy of the engagement letter) shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office. If, after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Expenses and/or Real Estate Taxes and the amount due to or payable by Tenant shall be made by an independent certified public accountant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Proportionate Share of Operating Expenses and/or Real Estate Taxes due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of Operating Expenses and/or Real Estate Taxes to which Tenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Proportionate

Share of Operating Expenses and/or Real Estate Taxes for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Operating Expenses and/or Real Estate Taxes or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Expenses and/or Real Estate Taxes, Tenant shall promptly pay such additional Operating Expenses and/or Real Estate Taxes to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto, provided that if it is finally determined or mutually agreed that the amount of the Operating Expenses and/or Real Estate Taxes payable by Tenant was overstated by more than six percent (6%), Landlord shall reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in such examination, up to a maximum of the lesser of (i) $3,500.00 and (ii) the amount of the overstatement of the Operating Expenses payable by Tenant. Tenant waives the right to dispute any matter relating to the calculation of Operating Expenses and/or Real Estate Taxes or Additional Rent under this Paragraph 3 if any claim or dispute with respect thereto is not asserted in writing to Landlord within ninety (90) days after delivery to Tenant of the original billing statement with respect thereto. Such statement shall be considered final, except as to matters which are timely disputed and as to any exceptions arising from such disputes which are not taken within forty-five (45) days following Landlord making the appropriate records available for examination as described above. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

(j) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Operating Expenses Excess and/or Taxes Excess for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Operating Expenses and/or Real Estate Taxes paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord. This Paragraph 3(j) shall survive the expiration or earlier termination of this Lease.

(k) The Base Rent, Additional Rent, late fees, and other amounts required to be paid by Tenant to Landlord hereunder (including the Operating Expenses Excess and Taxes Excess) are sometimes collectively referred to as, and shall constitute, “Rent”.

4. IMPROVEMENTS AND ALTERATIONS

(a) Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term; provided, however, and notwithstanding the foregoing to the contrary, Landlord shall, at Landlord’s expense, remove the prior tenant’s name on the entry glass and install new Building standard carpet and paint (colors to be selected by Tenant) the Premises using Building standard paint, at Landlord’s sole cost and expense (“Landlord’s Work”). Landlord shall also, at Tenant’s sole cost and expense, install Tenant’s name on such glass (using materials supplied by Tenant and approved in advance by Landlord).

(b) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent and Alterations may to the extent necessary include installation of equipment and cabling in the Installation Areas. Landlord’s consent shall not be unreasonably withheld with respect to proposed Alterations that (i) comply with all applicable Laws; (ii) are compatible with the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) do not affect the structural portions of the Building; and, (v) do not and will not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense, in a first class and good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for any costs incurred by Landlord in monitoring such construction. Without limiting the generality of the foregoing, Tenant shall pay to Landlord, within ten (10) business days after completion of any Alterations, the actual, reasonable costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor, Landlord may take into account the desirability of maintaining harmonious labor relations at the Building. Landlord may also require that all life safety related work and all mechanical, electrical, plumbing and roof related work be performed by contractors designated by Landlord. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises and the Installation Areas which (i) were not approved in advance by Landlord, and (ii) were not built in conformance with the plans and specifications approved by Landlord. In addition, Landlord may specify during its review of plans and specifications for Alterations those Alterations which Landlord will require Tenant to remove upon the expiration of this Lease. Except as set forth in the preceding sentence, Tenant shall not be obligated to remove such Alterations at the expiration of this Lease. Landlord shall not unreasonably withhold or delay its approval of improvements or Alterations that Landlord requires Tenant to remove at the expiration of the Lease, but may require additional security from Tenant with respect thereto. If upon the termination of this Lease Landlord requires Tenant to remove any or all of such Alterations from the Premises and the Installation Areas, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises and the Installation Areas to their original condition as of the Commencement Date, reasonable wear and tear excepted. Any Alterations remaining in the Premises or the Installation Areas following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors. Additionally, upon completion of any Alteration which requires the filing of plans with the designated office of the Commonwealth of Massachusetts or the City of Boston to allow Tenant to lawfully construct such Alterations, Tenant shall provide Landlord, at Tenant’s expense, with a complete set of plans in reproducible form and specifications reflecting the actual conditions of the Alterations, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord’s engineers and other consultants (but not Landlord’s on-site management personnel) for review of all plans, specifications and working drawings for the Alterations and for the incorporation of such Alterations in the Landlord’s master Building drawings, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants together with (in any event) an administrative charge of five percent (5%) of the actual costs of such work.

(c) Tenant shall keep the Premises, the Building and the Land free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

5. REPAIRS

(a) Landlord shall maintain in good condition and repair (i) the structural portions of the Building, (ii) the exterior walls of the Building, including, without limitation, glass and glazing, (iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems [except for any lavatory, shower, toilet, wash basin and kitchen facilities that serve Tenant exclusively and any supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems serving only the Premises)], (v) Common Areas (including lighting in the Common Areas and snow and ice removal from sidewalks abutting the Building), and (vi) the Installation Area, except those elements of such area that Tenant is required to repair under Section 5(b) below. Landlord shall not be deemed to have breached any obligation with respect to the condition of any part of the Land or Building unless Tenant has given to Landlord written notice of any required repair and Landlord has not made such repair within a reasonable time following the receipt by Landlord of such notice. The foregoing notwithstanding: (i) Tenant shall pay for the cost of any repairs as a result of damage to any of the foregoing to the extent caused by the acts or omissions of Tenant or it agents, employees or contractors, except to the extent such repairs are covered by insurance carried or required to be carried by Landlord pursuant to the provisions of Paragraph 8(e) below; and (ii) the obligations of Landlord pertaining to damage or destruction by casualty shall be governed by the provisions of Paragraph 9. Landlord shall have the right but not the obligation to undertake work of repair that Tenant is required to perform under this Lease and that Tenant fails or refuses to perform within applicable periods (including applicable notice and grace periods, if any). All costs reasonably incurred by Landlord (including out of pocket costs and a reasonable allocation of Landlord’s internal costs if employees of Landlord perform such work or repair) in performing any such work or repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an administration fee equal to ten percent (10%) of such costs. Except as expressly provided in this paragraph and in Paragraphs 9 and 7(f) of this Lease, there shall be no abatement of Rent and except for the obligation to make repairs necessitated by Landlord’s acts or omissions, no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Land. Landlord agrees to use reasonable efforts to minimize disruption to Tenant’s operations in connection with Landlord’s repairs. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(b) Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors reasonably acceptable to the Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and supplemental heating and air conditioning systems (including all plumbing serving only the Premises connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises or in the Installation Areas at the time of Landlord’s delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under sub-paragraph (a) above with replacements of any materials to be made by use of materials of equal or better quality and shall make repairs to the Installation Area (but only to the extent the repairs relate to components connected to the lavatory, shower, toilet, wash basin and kitchen facilities that serve the Premises exclusively, or relate to damage caused by Tenant’s negligence or willful misconduct). Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Land made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises, the Building or the Land by Tenant, except to the extent such repairs are covered by insurance carried or required to be carried by Landlord or Tenant pursuant to the provisions of Paragraph 8(e) below. If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord the cost thereof reasonably incurred by Landlord (including out of pocket costs and a reasonable allocation of Landlord’s internal costs if employees of Landlord perform such work or repair), together with an administration fee equal to ten percent (10%) of such costs.

(c) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear and damage by fire or other casualty excepted. Except as otherwise set forth in Paragraph 4(b) of this Lease, Tenant shall remove from the Premises and the Installation Areas all trade fixtures, furnishings and other personal property of Tenant and all computer and phone cabling and wiring installed by or on behalf of Tenant, shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.

6. USE OF PREMISES

(a) Tenant shall use the Premises only for general office uses and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b) Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises for other than general office use, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Land, or (ii) the use, Alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. Subject to Tenant’s obligations herein, Landlord shall be responsible for compliance with applicable Laws with respect to modification or other maintenance of the Common Areas and the Land. This Lease shall be subject and subordinate to all Security Documents (as defined in Paragraph 16(a) below) and all covenants, conditions and restrictions affecting the Premises, the Building or the Land, including, but not limited to, any subordination agreements described in Paragraph 16(a) below, provided that Landlord hereby represents, warrants and covenants that no such Security Documents, covenants, conditions and restrictions adversely affect the use of the Premises for general office use.

(c) Tenant shall not do or permit to be done anything which may invalidate any insurance coverage that is in place affording coverage at the location, or that would increase the risk of loss at the location, or that would cause an increase in the cost of any insurance policy covering the Building, the Land and/or property located therein; and Tenant shall comply with all rules, orders, regulations and requirements as set forth in all applicable fire codes and ordinances issued by any federal, state or local governmental body, or by any other organization performing a similar function and issuing codes that pertain to the location. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

(d) Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises or the Building. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Land. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than the lesser of (i) one (1) per one hundred fifty (150) square feet of Rentable Area, or (ii) the maximum density permitted by Law. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Land.

(e) Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Building with respect to access control and other safety matters.

(f) As used herein, the term “Hazardous Material” means any (a) oil or any other petroleum-based substance, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Building or to persons on or about the Land or (ii) cause the Building or the Land to be in violation of any Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq,; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as amended, 15 U.S.C. §1261, et seq.; and the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; Massachusetts General Laws, Chapters 21C and 21 E; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Building or the owners and/or occupants of property adjacent to or surrounding the Building, or any other Person coming upon the Building or the Land or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment. The term “Permitted Hazardous Materials” shall mean Hazardous Materials which are contained in ordinary office supplies of a type and in quantities typically used in the ordinary course of business within executive offices of similar size in the comparable office buildings, but only if and to the extent that such supplies are transported, stored and used in full compliance with all applicable laws, ordinances, orders, rules and regulations and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies but which are transported, stored and used in a manner which is not in full compliance with all applicable laws, ordinances, orders, rules and regulations or which is not in any respect safe and prudent shall not be deemed to be “Permitted Hazardous Materials” for the purposes of this Lease.

(i) Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”) shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or by Tenant Affiliates without the prior written consent of Landlord (which may be granted, conditioned or withheld in the sole discretion of Landlord), save and except only for Permitted Hazardous Materials, which Tenant or Tenant Affiliates may bring, store and use in reasonable quantities for their intended use in the Premises, but only in full compliance with all applicable laws, ordinances, orders, rules and regulations. On or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Hazardous Materials (including, without limitation, Permitted Hazardous Materials), regardless of whether such Hazardous Materials are present in concentrations which require removal under applicable laws, except to the extent that such Hazardous Materials were present in the Premises as of the Commencement Date and were not brought onto the Premises by Tenant or Tenant Affiliates.

(ii) Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises and/or the Building and/or the Land, or any portion thereof caused by Tenant or Tenant Affiliates.

(iii) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractors), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(iv) Each of the covenants and agreements of Tenant set forth in this Paragraph 6(f) shall survive the expiration or earlier termination of this Lease.

7. UTILITIES AND SERVICES

(a) During the Lease Term, the Building will be operated with twenty-four hour, seven day access, such access to be controlled during non-Business Hours, and Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in this Paragraph 7(a) (collectively the “Basic Services”):

(i) Tepid or cold water at those points of supply provided for the Premises and for general use of other tenants in the Building;

(ii) During Business Hours, central heat and air conditioning in season, at reasonably comfortable space temperatures or as may be controlled by applicable laws, ordinances, rules and regulations or by voluntary conservation programs with which Class A office buildings in the Boston financial district are complying, but Landlord shall not be responsible for (A) inadequate air-conditioning or ventilation to the extent the same occurs because Tenant’s use of power exceeds 5.5 watts per rentable square foot without Tenant providing adequate air-conditioning and ventilation therefor or (B) if the number of individuals in the Premises exceeds one (1) per one hundred fifty (150) rentable square feet or (C) by reason of any non-standard office use which requires supplemental air-conditioning and/or ventilation;

(iii) Maintenance, repairs, structural and exterior maintenance (including, without limitation, exterior glass and glazing), painting and electric lighting service for all Common Areas comparable to other first class office buildings in the financial district of Boston, subject to the limitation contained in Paragraph 5(a) above;

(iv) Janitorial service on a five (5) day week basis (Monday through Friday), substantially in the manner attached hereto as Exhibit B;

(v) An electrical system to convey power delivered by public utility providers selected by Landlord in amounts sufficient for normal office operations as provided in similar office buildings, but not to exceed a total allowance of 5.5 watts per square foot of Rentable Area during normal office hours (which includes an allowance for lighting of the Premises at the maximum wattage per square foot of Rentable Area permitted under applicable laws, ordinances, orders, rules and regulations), provided that no single item of electrical equipment requires a voltage other than 120 volts, single phase; and

(vi) Public elevator service and a freight elevator serving the floors on which the Premises are situated, during Business Hours. Subject to Force Majeure, reduced service, consisting of at least two automatic or manually operated elevators accessing the Premises from the lobby area, will be provided at all other times. Freight elevator service shall be available in common with other tenants from 7:00 A.M. to 6:00 P.M. daily (Saturdays, Sundays and Holidays excepted), with a thirty (30) minute time limit for deliveries, and at other times with longer time limits at reasonable charges and only by arrangement in advance with Building management. Notwithstanding the foregoing, Landlord shall not impose a fee for use of the loading docks and a reasonable period of usage of the freight elevator during any initial improvements performed by Tenant in connection with its initial move and the initial move into the Premises.

Notwithstanding the fact that electrical service is to be provided as described under Paragraph 7(a)(v), the same shall be submetered by Landlord, and Tenant shall pay the amount of such charges within thirty (30) days of billing, directly to the Landlord using the rates that do not exceed those paid by the Landlord to such utility; together with the reasonable third-party charge billed to Landlord for administering the check meters or sub-meters.

(b) During the Lease Term, Landlord shall provide to Tenant at Tenant’s sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services (collectively the “Extra Services”):

(i) Such extra cleaning and janitorial services requested by Tenant, and agreed to by Landlord, for special improvements or Alterations;

(ii) Subject to Paragraph 7(d) below, additional heating, air conditioning and ventilating capacity in excess of that typically provided by the Building;

(iii) Maintaining and replacing lamps, bulbs, and ballasts;

(iv) If Tenant desires Building standard HVAC service to be provided to the Premises during hours other than Business Hours, Tenant may request such service in accordance with procedures from time to time established by Landlord. Subject to system capacity and the requirements of others in the Building, Landlord will furnish such after-hours HVAC service to the Premises. Where Tenant requests such service, Tenant shall pay its prorated share of the charge of $150 per hour per full floor (as such charge shall vary from time to time as generally applied to other office tenants in the Building) for the costs of operating the air handling units on the floor on account of such after-hours HVAC service, but otherwise shall not be required to pay a separate hourly charge for such after-hours HVAC service under this Paragraph 7(b);

(v) If Tenant requires supplemental air-conditioning, in excess of the Building standard HVAC service, for business machines, computer rooms, meeting rooms or other purposes, or because of occupancy or unusual electrical loads, supplemental HVAC equipment may be installed pursuant to Paragraph 4(b) above and shall be operated and maintained by Tenant at its sole cost, but only to the extent that the same is compatible with the Building mechanical systems. In addition to paying costs for operating such supplemental HVAC equipment under Paragraph 7(b)(iv) above, Tenant may use, to the extent available, Building condenser water and shall, pay additional rent at the rate of $300.00 per ton, per annum, for the use of such condenser water for such supplemental HVAC equipment (such amount subject to increase from time to time); and

(vi) Any Basic Service in amounts determined by Landlord to exceed the amounts required to be provided above, but only if Landlord elects to provide such additional or excess service. Tenant shall pay Landlord the cost of providing such additional services (or an amount equal to Landlord’s reasonable estimate of such cost, if the actual cost is not readily ascertainable) together, except as to electrical utility charges, with an administration fee equal to five percent (5%) of such cost, within thirty (30) days following presentation of an invoice therefor by Landlord to Tenant; provided, however, to the extent such services are provided by third parties, Landlord will at Tenant’s request provide Tenant with a list of acceptable contractors and if Tenant engages such contractor directly to provide such service (otherwise in accordance with this Lease), Landlord shall charge no administrative fee. The cost and fee chargeable to Tenant for all extra services shall constitute Rent.

(c) Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time reasonably prescribe for the use of the utilities and Basic Services and Extra Services described herein. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements. The term “Business Hours” shall be deemed to be Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturday from 8:00 A.M. to 1:00 P.M., excepting Holidays. The term “Holidays” shall mean all federally observed holidays, including New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Property, such other holidays observed by such unions.

(d) If Tenant requires utilities or services in quantities greater than or at times other than that generally furnished by Landlord as Basic Services as set forth above and Landlord is able to provide the same, Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord’s charge for such use. In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building and such installation is feasible, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Land, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand. Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it deems appropriate to provide utilities to the Building.

(e) Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein for any reason, including, without limitation, when caused by accident, breakage, water leakage, flooding, repairs, Alterations or other improvements to the Building or the Land, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers and to adjust services or utilities so as to cooperate or comply with such efforts without being liable for any abatement. No such failure, stoppage, adjustment or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant.

(f) Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension, or stoppage of an Essential Service (as said term is hereinafter defined) shall occur as a result of the negligence or willful misconduct of Landlord, its agents, contractors, or employees, except any of the same due to any act or neglect of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant (any such repair, negligence, or willful misconduct, or interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than five (5) consecutive Business Days after Landlord shall have received notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent, Operating Expenses Excess and Taxes Excess for each day during which such Service Interruption continues after such five (5) Business Day period; provided, however, if the entire Premises have not been rendered unusable by the Service Interruption, the amount of abatement shall be equitably prorated. The rights granted to Tenant under this paragraph (f) shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall, not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services:

access to the Premises, water and sewer/septic service and electricity, air conditioning and heating, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Any abatement of Base Rent, Operating Expenses Excess and Taxes Excess under this paragraph shall apply only with respect to Base Rent, Operating Expenses Excess and Taxes Excess allocable to the period after each of the conditions set forth in subsections (i) through (iii) hereof shall have been satisfied and only during such times as each of such conditions shall exist.

(g) Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for Basic Services and Extra Services.

8. INSURANCE

(a) Except to the extent caused by Landlord’s or its agents’ or contractors’ sole negligence or willful misconduct, or as otherwise specifically provided in this Lease, including but not limited to, Paragraph 8(f) below, Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Land from any cause. Without limiting the foregoing, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraph 9 and Paragraph 10 of this Lease) for (i) any damage to Tenant’s property, (ii) loss of or damage to any property by theft or any other wrongful or illegal act by third parties, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or from any other cause whatsoever (other than Landlord’s sole negligence or willful misconduct), (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, or (v) any latent or other defect in the Premises or the Building. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof.

The Landlord hereby agrees to indemnify, protect, defend and hold harmless Tenant and its respective partners, members, affiliates and all of its respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, insurers and agents (and a Tenant Indemnitee) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity that is not Tenant or a Tenant Indemnitee, directly or indirectly arising out of, caused by, or resulting (in whole or part) (1) from any breach or default in the performance of any of Landlord’s obligations under this Lease (other than breaches or defaults for which a remedy to Tenant is specifically provided), or (2) from any act, omission, negligence or willful misconduct of Landlord or any of its agents, contractors, employees, business invitees or licensees.

This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(b) Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant’s construction of, or use, occupancy or enjoyment of, the Premises, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in the Premises or done by Tenant and its agents and employees about the Premises, (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees, or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, “Liabilities”). This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c) The respective rights and obligations of Landlord and Tenant under Paragraphs 8(a) and 8(b) shall be subject in all respects to the applicable terms and provisions of Paragraph 8(f) below.

(d) Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant’s expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all reasonable costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts.

(e) Insurance.

(i) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance affording coverage against bodily injury and property damage with a primary limit of at least $1,000,000 per occurrence, with an annual aggregate of $2,000,000, which shall include provision for contractual liability coverage, and Excess coverage afforded pursuant to an Umbrella form with a per occurrence limit of at least $5,000,000, with an annual aggregate of $10,000,000, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $500,000 per occurrence, (C) property coverage written on a Special Form, insuring against all risks of direct physical loss or damage to covered property, and not excluding coverage for loss resultant from sprinkler leakage (including earthquake, sprinkler leakage), vandalism, malicious mischief, wind and/or hurricane, earthquake and flood, providing for full replacement cost without deduction for depreciation if replaced of all of Tenant’s personal property, trade fixtures and improvements in the Premises, and (D) business interruption insurance insuring interruption or stoppage of Tenant’s business at the Premises for a period of not less than twelve (12) months. Landlord and its designated property management firm, Landlord’s mortgagees and all other persons designated by Landlord shall be named an additional insured on each of said policies (excluding the worker’s compensation policy and the property policy) and said policies shall be issued by an insurance company or companies authorized to do business in the State and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Commencement Date and subsequently in effect as of the date of renewal of the required policies). EACH PROPERTY INSURANCE POLICY SHALL ALSO INCLUDE AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF COVERAGE ON SAID POLICIES. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord not later than the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.

(ii) It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(f)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the Boston financial district.

(iii) Tenant’s occupancy of the Premises without having delivered the required certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, Landlord’s acceptance of such certificate such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance or the proper certificate evidencing the required coverage.

(iv) Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option, earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate, on the insurable portions of the Building and the Land, for full replacement costs, subject to reasonable deductibles, (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for a Class A office building in the Boston financial district, and (iii) commercial general liability insurance. The premiums for any such insurance shall be a part of Operating Expenses.

(f) Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its obligations under this Lease or by Landlord with respect to its obligations under this Lease (or which would have been paid had the insurance required to be maintained by such party under this Lease been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Land, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this Paragraph 8(f). The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

(g) Intentionally Omitted.

(h) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Land or Landlord’s use thereof.

(i) Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s use or occupancy of the Premises for other than general office use, but nothing herein shall imply permission for such a use.

(j) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9. FIRE OR CASUALTY

(a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Building or the Land) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction (excluding Tenant’s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore) and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements or other items installed or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or any extension of the term.

(b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises or the Building: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building by uninsured casualty (except in the event the uninsured casualty was required to have been insured by Landlord under Paragraph 8(e)(iv) above), the cost of Restoration of the Building, in the reasonable opinion of Landlord, exceeds

$5,000,000; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty (except in the event the uninsured casualty was required to have been insured by Landlord under Paragraph 8(e)(iv) above), the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises; or (iv) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Building or Premises. Notice of any such termination shall be given to Tenant within one hundred twenty (120) days of the date of such damage or destruction and shall be effective thirty (30) days following the date of such notice. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Base Rent shall abate reasonably beginning on the date of damage and continuing through the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises). This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises or the Building. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.

(c) Tenant may elect to terminate this Lease by notice to Landlord as hereinafter set forth (time being of the essence) where substantial completion of Restoration of the Premises or of the access thereto would, in Landlord’s reasonable judgment, take longer than two hundred seventy (270) days from the date of such damage or destruction or if Landlord, having determined that Restoration would occur in such period, is unable to effect substantial completion of Restoration within such period. Landlord shall, within thirty (30) days of any damage or destruction that would give Tenant the right to terminate this Lease if the Restoration is not substantially completed within the said 270 day period, notify Tenant of Landlord’s reasonable estimate of the time necessary to effect substantial completion of Restoration. If the period for substantial completion of Restoration is longer than such 270 day period, Tenant may within thirty (30) days after receipt of Landlord’s notice, terminate this Lease by notice to the Landlord, such termination to take effect on the date of such notice. If Tenant does not so terminate the Lease even though the period for substantial completion of Restoration is longer than 270 days, this Lease shall continue in full force or effect (unless terminated by Landlord pursuant to any right it has to terminate), but if Restoration of the Premises or access thereto is not substantially completed by the end of such 270 day period, Tenant shall have the right within thirty (30) days following the end of such 270 day period to terminate this Lease by notice to the Landlord as of the date of such notice.

(d) If this Lease is not terminated by either Landlord or Tenant and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, and in any event during the period the Premises remain subject to this Lease and are untenantable, the Base Rent shall abate reasonably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises). This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.

10. EMINENT DOMAIN In the event the whole of the Premises, the Building or the Land shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking.

In the event a Taking of a portion of the Land, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking. In the event a Taking of a portion of the Premises shall, in the reasonable opinion of Tenant, substantially interfere with Tenant’s operation of the Premises, Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, to the extent of proceeds paid to Landlord as a result of the Taking, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Building and/or the Land) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit. In such case, the Base Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority provided that such claim does not reduce award to Landlord.

11. ASSIGNMENT AND SUBLETTING

(a) Except for a Permitted Transfer (as defined in Paragraph 11(k) below), Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, subject to the remaining provisions of this Paragraph 11. Any such attempted assignment, subletting, license, mortgage, other encumbrance or other use or occupancy without the prior written consent of Landlord shall, at Landlord’s option, be null and void and of no effect. Any mortgage, or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment”. In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.

(b) No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or deemed to be consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the Tenant and proposed assignee or subtenant. Without limiting the generality of the foregoing, the notice to Landlord shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than one hundred and eighty (180) days after Tenant’s notice), (b) the portion of the Premises to be sublet or subject to the assignment, (c) the terms of the proposed assignment or sublet and the consideration therefor, the name and address of the proposed transferee, and a copy of all documentation pertaining to the proposed assignment or sublet, (d) current financial statements of the proposed transferee certified by an officer, partner or owner thereof, and any other information reasonably necessary to enable Landlord to determine the financial responsibility, character, and reputation of the proposed transferee, nature of such transferee’s business and proposed use of the space to be sublet or subject to the assignment.

Any sublease and any assignment shall be in a form and contain conditions reasonably acceptable to Landlord and shall be expressly subject to the terms and conditions of this Lease, except as the Landlord shall otherwise specifically agree in writing. Any assignment or sublet made without complying with this Paragraph 11 shall, at Landlord’s option, be null, void and of no effect, or shall constitute a default under this Lease. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease or an assignment of space other than an assignment of the entire Lease, Landlord shall have the right to: (i) treat such sublease or such assignment as cancelled and repossess the space subject to such sublease or assignment by any lawful means, or (ii) require that such subtenant or assignee to attorn to and recognize Landlord as its landlord under any such sublease or assignment. If Tenant shall be in default of its obligations under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any such sublessee or assignee to make all payments under or in connection with the sublease or assignment directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease).

(c) At any time within thirty (30) days after Landlord’s receipt of the information specified in Paragraph 11(b) above with respect to a proposed assignment of this Lease or a sublease of more than fifty (50%) percent of the Premises, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion or all of the Premises so proposed to be subleased or assigned, with a proportionate abatement, if the termination relates to only a part of the Premises, in the Rent payable hereunder.

(d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i) The assignee or sublessee (or any affiliate of the assignee or sublessee) is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii) The intended use of the Premises by the assignee or sublessee is not for general office use;

(iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

(iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Land with regard to the identity of tenants, usage in the Building, or similar matters;

(v) The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous four (4) months regarding occupancy in the Building, or is a current tenant or subtenant within the Building;

(vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building; or

(vii) the proposed sublease would result in more than two subleases of portions of the Premises being in effect at any one time during the Lease Term.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

(e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto), minus the reasonable expenses actually incurred by Tenant in connection with such transfer for brokerage commissions, improvement expenses and allowances (prorated over the term of the transfer), exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half (1/2) of all such excess Rent and other excess consideration (minus such reasonable expenses) within thirty (30) days following receipt thereof by Tenant.

(f) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage or pledge of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect the amounts due to the Tenant from the assignee, sublessee, mortgagee, pledgee, concessionee or licensee or other occupant and shall, except to the extent payable to the Landlord as set forth in the preceding sub-paragraph, apply the amount collected to the next Rent payable hereunder; and all such amounts collected by Tenant after such default shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of such amounts or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(g) If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord an amount equal to Landlord’s preliminary estimate of any reasonable attorneys’ and paralegal fees and costs which Landlord may incur in connection with such proposed assignment or sublease or request for consent. Tenant shall be responsible for all such fees and costs reasonably incurred by Landlord in such connection and if the same exceed the preliminary estimate. Tenant shall promptly pay such amount to Landlord upon request. If Landlord’s estimate exceeded the actual fees and costs, Landlord shall promptly after completion of its activities in connection with such assignment, sublease or consent request, refund the difference to Tenant. Acceptance of reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease or grant a consent hereunder.

(h) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

(i) The joint and several liability of the Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

(j) If Tenant is any form of partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one (1) person, a purported assignment, voluntary or involuntary or by operation of law from one (1) person to the other shall be deemed a voluntary assignment. If Tenant is a corporation or limited liability entity, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the ownership interest of Tenant, or the sale of at least twenty five percent (25%) of the value of the assets of Tenant shall be deemed a voluntary assignment.

(k) Notwithstanding anything to the contrary contained in this Paragraph 11, provided that the conditions described below in this sentence have been satisfied prior to or upon such assignment or subleasing, Tenant may, without Landlord’s prior written consent, sublet the Premises or assign this Lease to (i) a subsidiary, affiliate, division, corporation or joint venture controlling, controlled by or under common control with Tenant, (ii) a successor entity resulting from a merger, consolidation, or nonbankruptcy reorganization by Tenant, or (iii) a purchaser of substantially all of Tenant’s assets (each a “Permitted Transfer”), provided in all cases (i), (ii) and (iii) that the successor entity, assignee, purchaser or subtenant has a net worth equal to or greater than those of Tenant prior to the effective date of this Lease, and assumes in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease. If any assignment or subleasing occurs without such an assumption and/or without Landlord’s consent as provided in this Paragraph 11 above, Tenant shall be deemed for all purposes to be in material default under this Lease and the successor entity, assignee, purchaser or subtenant shall for all purposes be deemed to have unconditionally assumed in writing for the benefit of Landlord, this Lease and all of Tenant’s obligations under this Lease. In all events, Tenant shall remain fully liable under this Lease.

12. DEFAULT

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an “event of default” or “default” (herein so called) under this Lease by Tenant: (i) Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) days after Landlord notifies Tenant of such nonpayment; provided, however, Landlord shall only be obligated to provide such written notice to Tenant two (2) times within any calendar year and in the event Tenant fails to timely pay Rent or any other sums for a third time during any calendar year, then Tenant shall be in immediate default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease; (ii) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than monetary failures as specified in Paragraph 12(a)(i) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is curable and is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; (iii) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (iv) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (v) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days, (vi) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days; (vii) any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; (viii) Tenant or guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or (ix) the vacation or abandonment of the Premises by Tenant for a period in excess of thirty (30) days.

Upon the occurrence of any one or more of such events of default, Landlord may, in addition to all other remedies available at law or in equity, at its sole option, (i) immediately, or at any time after such event of default, without notice, re-enter the Premises or any part thereof, in the name of the whole and repossess the same as of Landlord’s former estate, and dispossess Tenant and any other persons or entities from the Premises and remove any and all of their property and effects from the Premises, without being deemed guilty of any manner of trespass and without prejudice to any other rights or remedies, and/or (ii) give to Tenant three (3) days’ notice of cancellation of this Lease, in which event this Lease and the Lease Term shall terminate (whether or not the Term shall have commenced) with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Paragraph 12. Any notice of cancellation of the Lease Term may be given simultaneously with any notice of default given to Tenant.

(b) Possession/Reletting. If any event of default occurs and Landlord reenters the Premises or terminates this Lease as aforesaid.

(i) Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord.

(ii) Disposition of Tenant’s Property. In the event of any such termination, entry or re-entry, Landlord shall have the rights to remove and store Tenant’s property and that of persons claiming by, through or under Tenant at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by Law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry.

(iii) Landlord’s Reletting. Landlord, at Landlord’s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to and shall not be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting and Tenant hereby waives, to the extent permitted by applicable Laws, any obligation Landlord may have to mitigate Tenant’s damages; and no such refusal or failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. Notwithstanding the foregoing, Landlord will use reasonable efforts to relet the

Premises after Tenant vacates the Premises; however, the marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.” In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises unless and until Landlord obtains full and complete possession of the Premises, including the final and unappealable legal right to relet the Premises free of any claim of Tenant (if Tenant has disputed Landlord’s right to possession), (ii) lease the Premises to a tenant whose proposed use, in Landlord’s reasonable judgment, will be unacceptable, (iii) relet the Premises prior to leasing any other vacant space in the Building, suitable for the use of the prospective tenant, (iv) lease the Premises for a rental rate less than the current fair market rent then prevailing for similar space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial wherewithal and resources to satisfy its financial obligations under the prospective lease. Landlord shall be entitled to take into account in connection with any such reletting of the Premises all relevant factors which would be taken into account by a sophisticated landlord in securing a replacement tenant for the Premises including the first class quality of the Building, matters of tenant mix, and the financial responsibility of any such replacement tenant. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole reasonable discretion, considers advisable or necessary in connection with such reletting or proposed reletting. No reasonable action or inaction by Landlord in connection with such reletting shall relieve Tenant of any liability under this Lease or otherwise affecting any such liability.

(iv) Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may, at any time, be entitled lawfully and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(v) Summary Process. Upon any event of default of Tenant, or the expiration or termination of this Lease, Landlord shall have the right of summary process under M.G.L.A. Chapter 239, and/or other applicable statues, and such other rights to recover possession as permitted by applicable Laws.

(c) Tenant’s Waiver. To the maximum extent permitted by law, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, Tenant, on its own behalf and on behalf of all persons or entities claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons or entities might otherwise have (i) to serve notice of Tenant’s intention to re-enter or notice of Tenant’s intention to institute legal proceedings, or (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

(d) Tenant’s Breach. Upon the breach or threatened breach by Tenant, or any persons or entities claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed at law or in equity as if re-entry, summary process proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

(e) Landlord’s Damages. If this Lease and the Lease Term, or Tenant’s right to possession of the Premises shall terminate, or Landlord shall re-enter the Premises, as provided in this Paragraph 12, then, in any of such events:

(i) Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord prior to the date of termination or repossession;

(ii) Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a security deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

(iii) Tenant shall pay to Landlord, in monthly installments over the balance of the Lease Term, on the days specified in this Lease for payment of installments of Base Rent, any “Deficiency” (as hereinafter defined); it being understood that Landlord shall be entitled to recover the Deficiency installment from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency installment for any month, shall prejudice Landlord’s right to collect the Deficiency installment for any subsequent month by a similar proceeding; and

(iv) whether or not Landlord shall have collected any monthly Deficiency installment, Tenant shall pay to Landlord, on demand (the date of such payment is the “Payment Date”), at the election of Landlord, in lieu of any further Deficiency installments and as liquidated and agreed final damages, the Present Value (as hereinafter defined) plus any Deficiency Installments theretofore to have been paid, but which were not paid. Present Value is intended to reflect a discounted value of the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Lease Term at the date of termination or repossession (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by four percent (4%) (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises for the same period. To find the Present Value, the difference described in the preceding sentence shall be calculated for each month of the period in question and such difference shall be discounted to the amount which, if invested on the Payment Date at 6% per annum, would yield on the date such monthly payment of Rent would have otherwise been due, in the amount of such difference; and the sum of all such differences so discounted shall be the “Present Value”. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Lease Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

“Deficiency” shall mean the difference between (a) the Base Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Lease Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, attorneys’ fees and disbursements, and alteration costs). Deficiency installments shall be calculated on the net rent collectable from third parties with respect to the Premises by reason of reletting with respect to the period for which the Deficiency installment is being paid.

(f) Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Paragraph 12. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Base Rent reserved in this Lease. Nothing contained in this Paragraph 12 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages under this Lease, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Paragraph 12.

(g) Interest. If any payment of Rent is not paid when due, interest shall accrue on such payment, from the date such payment became due until paid at the Default Rate. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a mortgage covering the Building or the Land (or any part thereof). Therefore, in addition to interest, if any amount is not paid when due, a late charge equal to five percent (5%) of such amount shall be assessed, provided, however, that on two (2) occasions during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of five (5) days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges shall constitute Additional Rent payable by Tenant, and are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease or otherwise available at law or in equity. The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in the State, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by Law.

(h) Other Rights of Landlord. If Tenant fails to pay any Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Base Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than five (5) days after notice from Landlord to Tenant demanding the payment of such arrears.

(i) Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. If Tenant shall default in its obligation to pay any sum of money (other than Base Rent) or perform any other act on its part to be paid or performed hereunder, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within thirty (30) days after demand therefor as Additional Rent.

(j) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other (except that Landlord may not collect a Deficiency for any period of time for which the Present Value was calculated and collected ), and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(k) Costs Upon Default and Litigation. Tenant shall pay to Landlord as Additional Rent all the expenses incurred by Landlord in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord, Tenant, at its expense, shall provide Landlord with counsel approved by Landlord and shall pay all costs incurred or paid by Landlord in connection with such litigation.

13. ACCESS; CONSTRUCTION. Landlord reserves from the leasehold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, including without limitation the Installation Areas so long as such use does not materially interfere with the right of Tenant to use the Premises for the purposes permitted under this Lease. Landlord also reserves the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets so long as in exercise of such access right. Landlord does not materially interfere with Tenant’s right to use the Premises for the purposes permitted under this Lease. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. Landlord shall at all reasonable times, during normal business hours and after reasonable written or oral notice, have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building or the Land, or to maintain or repair the Building or the Common Areas in connection with construction or excavation work adjacent to or near the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise (except as otherwise expressly provided in Paragraph 7(f)). For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors. If Tenant shall abandon the Premises at any time or vacate the Premises during the last three (3) months of the Term, Landlord shall thereupon have the right to enter the Premises to decorate, remodel, repair or alter the Premises. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without material additional expense to Landlord, any interruption of or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof (provided Landlord shall notify Tenant of such entry as soon as reasonably practical thereafter), and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Building, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Building or the Land except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14. BANKRUPTCY

(a) If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b) If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

15. INTENTIONALLY OMITTED.

16. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all mortgages, deeds of trust, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or encumber the Land, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, the holder of any such Security Documents (e.g. mortgagee, trustee, master lessor or the like, hereinafter, a “Holder”), may effect, by providing notice thereof to Tenant to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Land or the Building by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord.

Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be required by Landlord or the Holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of this lease in the form required by the Holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder.

(b) Upon the written request of Tenant, Landlord agrees to use commercially reasonable efforts to obtain the Holder of the Security Documents written agreement that, subject to such reasonable qualifications as the Holder may impose, in the event that the Holder or any other party shall succeed to the interest of Landlord hereunder pursuant to such Mortgage, so long as no Event of Default exists hereunder, Tenant’s right to possession of the Premises shall not be disturbed and Tenant’s other rights hereunder shall not be adversely affected by any foreclosure of such Security Document. For purposes hereof, the term “commercially reasonable efforts” shall not include the payment of any sum of money or the consent to less favorable terms and conditions with respect to the obligations or indebtedness secured or created by the Security Document. In the event that, despite using commercially reasonable efforts, Landlord is unable to obtain such an agreement, then this Lease nonetheless shall be subordinate as aforesaid.

(c) If as a result of a proceeding brought for default under any ground or master lease to which this Lease is subject, the interest of the Landlord is transferred or in the event of such transfer by reason of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, Tenant shall attorn to and recognize such transferee as Landlord under this Lease, provided such transferee expressly agrees in writing to be bound to all future obligations by the terms of this Lease, provided, however, it shall be a condition of the obligation of the transferee to be so bound that, if so requested by the transferee, Tenant shall enter into a new lease with that transferee or any successor to such transferee on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining). Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.

(d) Tenant shall, upon not less than ten (10) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, or stating any limitations on any certification, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit D is hereby approved by Tenant for use pursuant to this sub-paragraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee or of the Building or any mortgagee, ground lessor or other like encumbrances thereof or any assignee of any such encumbrance upon the Building or the Land.

17. SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a) In the event of a sale or conveyance by Landlord of the Building or the Land, Landlord shall be released from any and all liability under this Lease thereafter accruing under this Lease. If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Building and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c) Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Land and Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons or entities having any interest in Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease, except as provided herein. Under no circumstances whatsoever shall Landlord or Tenant ever be liable for punitive, consequential or special damages under this Lease (except as provided under Paragraph 19(f)) and Tenant and Landlord waive any rights they may have to such damages under this Lease in the event of a breach or default by each other under this Lease.

(d) Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Land or the Building of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in sub-paragraph (b), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18. PARKING; COMMON AREAS

(a) The parking garage associated with the Building (the “Parking Garage”) is leased to and operated by a third, party (the “Parking Garage Operator”), pursuant to which Landlord has certain rights to designate a certain number of parking spaces for use by tenants in the Building. Commencing on the Commencement Date, Landlord shall designate for Tenant’s use parking passes for the number of parking spaces in the Parking Garage specified in Item 14 of Basic Lease Provisions, which shall be on an unreserved, non-exclusive basis. Monthly parking charges shall be paid directly to the Parking Garage Operator either by Tenant, to the extent that Tenant designates itself, as an entity, as the holder of certain passes, or by the individual designated by Tenant as the holder of designated parking passes, in any case at prevailing rates of the Parking Garage Operator from time to time. A default by Tenant, its officers or employees in the agreement with such operator shall relieve Landlord from any liability to provide parking spaces under this Lease. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the right to arrange directly with the Parking Garage Operator to rent additional parking spaces in the Parking Garage on a month-to-month basis

(b) Subject to sub-paragraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, fire vestibules, restrooms (excluding restrooms on any full floors leased by a tenant), mechanical areas, ground floor corridors, elevators and elevator foyers, electrical and janitorial closets, telephone and equipment rooms, loading and unloading areas, the plaza areas surrounding the Building and located on the Land, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and located on the Land as are designated from time to time by Landlord for the general nonexclusive use and enjoyment of Landlord, Tenant and the other tenants of the Building and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the Rules and Regulations (as defined in Paragraph 19(t)) and the provisions of any covenants, conditions and restrictions affecting the Building or the Land, which Rules and Regulations Landlord agrees to uniformly enforce. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Land. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building (including the Premises so long as such change does not in any material way adversely affect Tenant’s use of the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, adding floors and making changes in the location, size, shape and number of entrances, loading areas, landscaped areas and walkways, changes and reductions in corridors and lobbies and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed; provided, however, that (i) there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom, and (ii) Landlord shall use commercially reasonable efforts to minimize any interruption with Tenant’s use of the Premises. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Land or Building or any part thereof.

(c) Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building and Land.

19. MISCELLANEOUS

(a) Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b) Waiver. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by a nationally recognized overnight delivery service (such as Federal Express or UPS) providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Paragraph 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the respective addresses specified in Item 15 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant or Tenant to Landlord. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof. For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord.

(d) Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Building, if any, provided that Landlord shall have at least one security guard assigned to the lobby of the Building at all times. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES OR THE BUILDING, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE LAND, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY. Tenant shall provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Building or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters. Without limiting the generality of the foregoing, Landlord shall have the right to limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

(e) Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.

(f) Holding Over. If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord’s election become a tenant at sufferance (and not a tenant at will), such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments (including payment of Additional Rent) shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

(g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii) ACCEPTS THE PREMISES AND BUILDING AS BEING IN GOOD AND SATISFACTORY CONDITION, PROVIDED HOWEVER ALL SYSTEMS AND EQUIPMENT SERVING THE PREMISES FOR WHICH LANDLORD IS RESPONSIBLE UNDER THIS LEASE SHALL BE IN GOOD WORKING ORDER;

(iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h) Quiet Possession. Provided Tenant pays the Rent reserved hereunder when due or within any applicable period of notice and grace and Tenant and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder within applicable periods of notice and grace, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated. Notwithstanding the foregoing, Landlord shall have the right to grant to any person or entity the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use made of the Premises by the Tenant; and shall have access to any mail chutes located on the Premises according to the rules of the United States Postal Service.

(i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Land and Building recorded in the Real Property Records of the County in which the Building is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record to the extent such covenants, conditions and restrictions or other matters of record do not conflict with Tenant’s rights and obligations under this Lease. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and, covenants, conditions and restrictions affecting the Premises, the Building or the Land, as long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.

(j) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.

(k) Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the Landlord’s broker named in Item 13 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord shall be responsible for all brokerage commissions or similar payments due to such broker named in Item 13 of the Basic Lease Provisions. Tenant hereby agrees to indemnify, defend and hold Landlord harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons acting on behalf of Tenant, and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs, if it is determined that Tenant’s warranty above is untrue. Landlord hereby agrees to indemnify, defend and hold Tenant harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons acting on behalf of Landlord, and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.

(l) Building Name and Signage. Landlord shall have the right at any time to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld’. Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom. Notwithstanding the foregoing, Landlord hereby consents to Tenant placing signage on the exterior of the Premises at Tenant’s entrance doors, at Tenant’s sole cost and expense, in accordance with Landlord’s reasonable rules with respect thereto and Tenant may, at its option have signage on the electronic Building directory provided for tenants in the lobby of the Building and standard elevator lobby signage in the applicable floor.

(m) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n) Time. Time is of the essence of this Lease and each and all of those provisions of the Lease that are time dependent.

(o) Interpretation; Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Articles 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system.

(p) Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the Commonwealth of Massachusetts. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(q) Authority. If Tenant is a corporation or limited liability company, Tenant and each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

(r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t) Rules and Regulations. Tenant agrees to comply with all rules and regulations of general applicability to tenants and other users of the Building from time to time made by Landlord (the “Rules and Regulations”), as the same may be amended or supplemented from time to time upon reasonable notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to the Rules and Regulations.

(u) Joint Product. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys experienced in lease transactions of office space in the Commonwealth of Massachusetts. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party. Furthermore, each of the provisions was negotiated in view of the entire transaction including the type and location of the property, the rental, the term and the respective rights, obligations and remedies of the Landlord and Tenant. As a result, the rights, obligations and remedies agreed to herein are, as negotiated, a part of the transaction as a whole. Neither party intends that the absence of a termination remedy being specified herein for a particular action or lack of action by the other party implies that the parties intended any such remedy to be inferred. Without limiting the generality of the foregoing, in no event shall Tenant have the right to terminate or cancel this lease as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord or as expressly provided in this Lease.

(v) Financial Statements. Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition. So long as Tenant is a public company and financials are readily available, Tenant shall not be required to separately provide such financials.

(w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Article 6 and Article 8 of this Lease and Paragraph 19(f) of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(x) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(y) Waiver of Right to Jury Trial. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE.

(z) Office and Communications Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

(aa) OFAC Compliance.

(i) Certification. Tenant certifies, represents, warrants and covenants that:

(i) It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(ii) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii) Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(bb) No Easement For Light, Air And View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

(cc) Nondisclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, to attorneys and other professional engaged by Tenant to negotiate or work on this Lease, or to an entity or person to whom disclosure is require by applicable law or in connection with any action brought to enforce this Lease.

(dd) ERISA. Tenant is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, which is subject to Section 4975 of the Internal Revenue Code of 1986; and (b) the assets of Tenant do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986; and (c) Tenant is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Tenant do not constitute plan assets of one or more such plans; or (d) transactions by or with Tenant are not in violation of state statutes applicable to Tenant regulating investments of and fiduciary obligations with respect to governmental plans.

(ee) Landlord Representations and Warrantees. Landlord represents and warrants to Tenant that (i) Landlord and the party executing on behalf of Landlord are fully and properly authorized to execute and enter into this Lease on behalf of and to deliver this Lease to Tenant, and (ii) Landlord is the sole owner of the property and owns a fee simple interest therein.;

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO OFFICE LEASE

BY AND BETWEEN T-C 33 ARCH STREET LLC, AS LANDLORD,

AND JUNIPER PHARMACEUTICALS, INC., AS TENANT

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of this Lease.

LANDLORD: T-C 33 ARCH STREET LLC, a Delaware limited liability company

By: Teachers Insurance and Annuity Association of America, Managing Investor

By:	/s/ Kevin Smith
Kevin Smith, Senior Director
10/15/15

TENANT:
JUNIPER PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Frank Condella
Frank Condella, President and Chief Executive Officer hereunto duly authorized

[Signature Page]

EXHIBIT A-1

FLOOR PLAN OF THE PREMISES

A-1-1-

EXHIBIT A-2

LEGAL DESCRIPTION OF THE LAND

Parcel B:

A certain parcel of real property situated in Boston, Suffolk County, Massachusetts, shown as Parcel B on a plan by Howe Surveying Associates, Inc. entitled “Amended Agreement Plan” (sheets 1 and 2) dated January 2, 2001 and recorded with the Boundary Line Agreement (the “Boundary Line Agreement”) by and between 350 Washington Street, LLC and 33 Arch Street, LLC, dated as of January 18, 2001, which Boundary Line Agreement was recorded with the Suffolk County Registry of Deeds in Book 25794, Page 151, and more particularly bounded and described as follows (certain areas of which are subject to the upper and lower boundary limitations set forth below):

WESTERLY by Washington Street by two lines measuring, respectively, one hundred twenty-four and 95/100 (124.95) feet and twenty-five and 33/100 (25.33) feet;

NORTHERLY by a line, now or formerly, in a party wall one hundred thirty-three and 80/100 (133.80) feet;

WESTERLY by a line, now or formerly, in a party wall three and 77/100 (3.77) feet;

NORTHERLY by a line, now or formerly, in a party wall seventy-four and 00/100 (74.00) feet;

WESTERLY by a line fourteen and 23/100 (14.23) feet

NORTHERLY by a line, now or formerly, in part in a party wall sixty-three and 97/100 (63.97) feet;

EASTERLY by a line, now or formerly, in a party wall ten and 27/100 (10.27) feet;

NORTHERLY by a line, now or formerly, in a party wall fifty-nine and 18/100 (59.18) feet;

EASTERLY by Arch Street in four lines measuring, respectively, eighty-seven and 74/100 (87.74) feet, twenty-three and 90/100 (23.90) feet, and twenty-one and 17/100 (21.17) feet, and six and 23/100 (6.23) feet;

SOUTHERLY by the centerline of New Hawley Place one hundred seventy-nine and 37/100 (179.37) feet;

NORTHWESTERLY by the southeasterly sideline of Hawley Street six and 14/100 (6.14) feet;

SOUTHWESTERLY by the line of Hawley Street thirty-four and 75/100 (34.75) feet;

A-2-1-

SOUTHEASTERLY by the northwesterly line of Hawley Street one hundred nineteen and 51/100 (119.51) feet;

SOUTHERLY by a curved line near the intersection of Hawley Street and Franklin Street, thirteen and 46/100 (13.46) feet;

SOUTHWESTERLY by the sideline of Franklin Street two hundred sixteen and 60/100 (216.60) feet.

Three areas within Parcel B have upper and lower vertical boundary limits as follows:

That portion of the parcel shown on the “Amended Agreement Plan” (sheets 1 and 2) as the “Garage Air Rights Area” and more particularly bounded as follows is limited as shown on sheet 2, to the area between elevations 94.0 and 160.0 feet “Boston City Base” datum.

WESTERLY by Washington Street by two lines measuring, respectively, one hundred twenty-four and 95/100 (124.95) feet and twenty-five and 33/100 (25.33) feet;

NORTHERLY by a line, now or formerly, in a party wall one hundred thirty-three and 80/100 (133.80) feet;

WESTERLY by a line, now or formerly, in a party wall three and 77/100 (3.77) feet;

NORTHERLY by a line, now or formerly, in a party wall sixty-six and 09/100 (66.09) feet;

SOUTHEASTERLY by Hawley Street, two hundred forty and 41/100 (240.41) feet;

SOUTHERLY by a curved line near the intersection of Hawley Street and Franklin Street, thirteen and 46/100 (13.46) feet;

SOUTHWESTERLY by the sideline of Franklin Street two hundred sixteen and 60/100 (216.60) feet to the point of beginning.

That portion of the parcel shown on the “Amended Agreement Plan” (sheets 1 and 2) as the “Cantilever Area” and more particularly bounded as follows is limited as shown on sheet 2 to the area between elevations 160 and 460 feet “Boston City Base” datum:

SOUTHWESTERLY by a curved line thirty-one and 94/100 (31.94) feet;

NORTHWESTERLY by a line one hundred one and 11/100 (101.11) feet;

NORTHERLY by a curved line fifty-three and 63/100 (53.63) feet;

EASTERLY by a line one hundred nineteen and 57/100 (119.57) feet.

A-2-2-

That portion of the parcel shown on the “Amended Agreement Plan” (sheets 1 and 2) as the “Garage Ramp Area” and more particularly bounded as follows is limited to the areas (as shown on sheet 2) to the area between elevations 90.6 and 94.0 feet “Boston City Base” datum as more particularly shown on Section “B-B” and Detail “1” of said sheet 2:

SOUTHWESTERLY by a line seventy-seven and 74/100 (77.74) feet;

NORTHWESTERLY by a line forty-eight and 32/100 (48.32) feet;

NORTHWESTERLY by a line one hundred six and 88/100 (106.88) feet;

NORTHEASTERLY by a line four and 97/100 (4.97) feet;

NORTHWESTERLY by a line three and 77/100 (3.77) feet;

NORTHEASTERLY by a line sixty-six and 09/100 (66.09) feet;

SOUTHEASTERLY by a line one hundred ninety and 64/100 (190.64) feet’,

The three areas within Parcel B that have upper and lower vertical boundary limits, as set forth above, are air rights as established in accordance with the Amended and Restated Air Rights and Reciprocal Easement Agreement between 350 Washington Street, LLC and 33 Arch Street, LLC, dated as of January 22, 2001 and recorded with the Suffolk County Registry of Deeds (the “Registry”) in Book 25794, Page 157, as amended by the First Amendment to Amended and Restated Air Rights and Reciprocal Easement Agreement between 350 Washington Street, LLC and Arch Street Tower, LLC, dated as of February 28, 2001 and recorded with the Registry on March 29, 2001 as Instrument No. 519 (collectively, the “Air Rights Agreement”), together with all of the other rights, easements, privileges, tenements, hereditaments, and appurtenances of Borrower arising under the Air Rights Agreement.

Area 1:

A certain parcel of land within Hawley Street in Boston, Mass., Suffolk County, shown as 368.79 square foot and 48.44 square foot vertical taking areas on a plan entitled “Boston Redevelopment Authority-Central Business District-School Franklin Urban Renewal Area-Project No. Mass R-82 A-Boston Suffolk County Massachusetts-Taking Plan-Hawley Street”, dated January 18, 1999, by Howe Surveying Associates, Inc. and bounded and described as follows:

Beginning at a point in the centerline of New Hawley Place at its intersection with Hawley Street thence running North 37°36’28” East for a distance of 12.10 feet, thence running on a curve of 395.48 feet radius and a distance of 34.75 feet to a point on the easterly sideline of Hawley Street;

thence running South 37°14’50” West for a distance of 12.27 feet to a point;

A-2-3-

thence running on a curve of 407.75 feet radius and a distance of 34.80 feet to the point of beginning.

The above-described parcel contains 417.23 square feet.

Area 2:

A certain parcel of land within Arch Street in Boston, Mass., Suffolk County, shown as a 92 square foot vertical taking area “A” on a plan entitled “Boston Redevelopment Authority-Central Business District-School Franklin Urban Renewal Area-Project No. Mass R-82 A-Boston Suffolk County Massachusetts-Taking Plan-Arch Street (Boston Proper)”, dated January 18, 1999, by Howe Surveying Associates, Inc. and bounded and described us follows:

Beginning at a point at the northerly side of the intersection of New Hawley Place and Arch Street thence running North 15°06’4” East for a distance of 22.10 feet to a point;

thence running North 08°14’17” East for a distance of 12.86 feet to a point;

thence running South 02°07’10” West a distance of 34.42 feet to a point at the intersection of New Hawley Place and Arch Street;

thence running on a curve of 457.99 feet radius and a distance of 6.34 feet to the point of beginning.

The above-described parcel contains 92 square feet.

Area 3:

A certain parcel of land within Arch Street in Boston, Mass., Suffolk County, shown as a 139 square foot vertical taking area “B” on a plan entitled “Boston Redevelopment Authority-Central Business District-School Franklin Urban Renewal Area-Project No. Mass. R-82 A-Boston Suffolk County Massachusetts-Taking Plan-Arch Street (Boston Proper)”, dated January 18, 1999, by Howe Surveying Associates, Inc. and bounded and described as follows:

Beginning at a point approximately 45.07 feet north of the northerly side of the intersection of New Hawley Place and Arch Street thence running North 04°01’47” West a distance of 52.29 feet to a point;

thence running on a curve of 567.76 feet radius and a distance of 6.14 feet to a point;

thence running along Arch Street South 02°07’10” West for a distance of 49.47 feet to the point of beginning.

The above-described parcel contains 139 square feet.

A-2-4-

EXHIBIT B

CLEANING SPECIFICATIONS

OFFICE AND COMMON AREA CLEANING SCOPE

1.	DAILY CLEANING (During Normal Business Hours)

Day Porter hours: Monday – Friday, 12:00 PM – 4:00 PM (these hours are subject to change)

Police areas in lobbies, spot cleaning where necessary

Clean glass on all entrance doors, keeping glass free of fingerprints.

Clean all areas that are not accessible at night. Areas to be determined.

Clean loading dock area as directed.

Dry mop floor as needed.

Tour restrooms twice per day, replacing paper products, cleaning sinks, sink counters and floors as needed.

Police common area carpeting and hard floors, vacuuming, carpet sweeping, dry or wet mopping as needed.

Sweep exterior entranceways to building.

Police exterior plaza, removing trash from receptacles as needed, also keeping grounds free of debris.

Perform any cleaning services that may arise during Day Porter’s shift, as directed.

2.	NIGHTLY CLEANING

Empty all wastebaskets and containers. Change liners.

Clean all clear desk tops.

Dust all furniture, fixtures, office equipment, ledges and window sills.

Wash all glass top tables.

Thoroughly dry mop and sweep all hard surface floors

Clean and sanitize drinking fountains.

B-1-

Straighten and organize all furniture.

Thoroughly vacuum all carpeted areas including edges.

Spot clean all walls, woodwork, doors, glass in all entranceways, and other surfaces.

Spot clean all carpeting.

Spot clean and wet mop all office kitchen/pantry areas.

Clean and polish lobby planter bases to be kept dust free.

Clean all glass in entrance doors and partitions.

3.	WEEKLY CLEANING

Wipe all doors, door frames and partitions.

High dusting including window sills, shelving and ledges.

Wash down all vending machines, kitchen cabinets, etc.

Polish all woodwork and all wood furniture.

Wipe down telephone equipment (on desks).

Dust artificial plants, paintings and frames, and other wall decorations.

Clean all hardware.

4.	MONTHLY CLEANING

Dust all ceiling vents and diffusers.

Dust all window blinds.

Wash and polish all door hardware in common areas.

Wipe down fixed equipment such as fire extinguishers, light fixtures.

5.	QUARTERLY CLEANING

Wash and preserve all baseboards.

Machine scrub all tile and/or sheet goods with mild stripping solution and reseal with one to two coats of appropriate finish.

Strip and wax all resilient tile floor areas.

B-2-

Wash all ceiling vents and diffusers.

6.	SEMI-ANNUAL CLEANING

Shampoo all common area carpeting in accordance with schedule.

Strip and wax all resilient tile floor areas.

Windows will be washed on the inside and outside, twice a year – weather permitting.

CORE BATHROOM CLEANING SCOPE

1.	NIGHTLY CLEANING

Thoroughly sweep and wash all restroom floors nightly, using disinfectant cleaner.

Wash and polish all mirrors, counters, and metalwork, including plumbing fixtures.

Wash and disinfect all basins, bowls and urinals, wash all toilet seats thoroughly, inside and outside.

Clean tile walls, partitions, dispensers, and receptacles (also liners used).

Empty and disinfect (inside and outside) all feminine napkin disposal receptacles.

Empty trash disposal receptacles.

Replenish towel dispensers, soap dispensers, toilet paper dispensers.

Wipe fingerprints from entry doors.

Spot wash walls, doors and partitions.

Wash down sink counters.

2.	WEEKLY CLEANING

Pour mixture of disinfectant and water into floor drain.

Thoroughly wash door, both sides.

High cleaning and dusting, tops of partitions.

Dust vents and diffusers.

B-3-

3.	MONTHLY CLEANING

Machine scrub bathroom floors to clean tile

Thoroughly wash walls, partitions, doors and other surfaces with disinfectant cleaner.

Scrub all floor surfaces to remove build-up in grouts or edges.

EXTRA SERVICES

Tenant requiring services in excess of those described above shall request same through the Landlord, at Tenant’s expense.

B-4-

EXHIBIT C

INTENTIONALLY OMITTED

C-1-

EXHIBIT D

FORM TENANT ESTOPPEL CERTIFICATE

TO:	(“Landlord”)

and:

(“Third Party”)

Re:	Property Address:

Lease Date:

Between , Landlord and

, Tenant

Square Footage Leased:

Suite No.

Floor:

The undersigned tenant (“Tenant”) hereby certifies to Third Party and Landlord as follows:

1. The above-described Lease has not been canceled, modified, assigned, extended or amended except                                         .

2. Base Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent except $        , and the amount of the security deposit is $        .

3. Base Rent is currently payable in the amount of $        monthly exclusive of Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes.

4. The Lease terminates on             , 20     subject to any renewal option(s) set forth in the Lease.

5. All work to be performed for Tenant under the Lease has been performed as required and has been accepted by Tenant, except                                         .

D-1-

6. The Lease is: (a) in full force and effect; (b) to Tenant’s actual knowledge, free from default; and (c) to Tenant’s actual knowledge, Tenant has no claims against the Landlord or offsets against rent.

7. The Base Year for Operating Expenses and the Base Year for Real Estate Taxes, as defined in the said Lease, is                     .

8. The undersigned has no right or option pursuant to the said Lease or otherwise to purchase all or any part of the Premises or the Building of which the Premises are a part.

9. There are no other agreements written or oral between the undersigned and the Landlord with respect to the Lease and/or the Premises and Building.

10. The statements contained herein may be relied upon by the Landlord and by any prospective purchaser of the property of which the Premises is a part and its mortgage lender.

If a blank in this document is not filled in, the blank will be deemed to read “none”.

If Tenant is a corporation, the undersigned signatory is a duly appointed Officer of the corporation.

Dated this day of , 20 .

Tenant:

By:
Name:
Title:

D-2-

EXHIBIT E

TENANT’S COMMENCEMENT LETTER

To:	(“Landlord”)

Date:

Tenant’s Commencement Letter

The undersigned, as the Tenant under that certain Office Lease (the “Lease”) dated                     , made and entered into between                     , a                      as Landlord, and the undersigned, as Tenant, hereby certifies that:

1.	The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease.

2.	The Commencement Date of the Lease was .

3.	The expiration date of the Lease is .

4.	The Rent Commencement date is .

4.	The Lease is in full force and effect and has not been modified or amended.

5.	Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned.

Very truly yours,

,
a

By:
Name:
Title:

E-1-